UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2016
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EXTERRAN CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-36875	47-3282259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4444 Brittmoore Road Houston, Texas 77041
(Address of Principal Executive Offices) (Zip Code)

(281) 836-7000 Registrant’s telephone number, including area code Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2016, Exterran Corporation (the “Company”) entered into a separation letter (the “Separation Letter”) with Daniel K. Schlanger, the Company’s Senior Vice President, Global Products, pursuant to which his employment with the Company will terminate effective as of March 31, 2016 (the “Separation Date”). Pursuant to the Separation Letter, in connection with his separation of employment, Mr. Schlanger will be eligible to receive the payments and benefits set forth in the severance benefit agreement between him and the Company, dated November 3, 2015 (the “Severance Benefit Agreement”), which consist of: (i) a lump sum cash payment equal to the sum of (a) his annual base salary, (b) his target annual incentive bonus opportunity for 2016 and (c) his target annual incentive bonus opportunity for 2016, prorated based on the length of his employment during 2016; (ii) the accelerated vesting of any then-outstanding equity, equity-based and cash awards held by Mr. Schlanger that are denominated in the common stock of the Company or Archrock, Inc. and would have otherwise vested during the twelve (12)-month period following the Separation Date; and (iii) Company-subsidized continued coverage under the Company’s medical benefit plans for him and his eligible dependents for up to one year following the Separation Date. Mr. Schlanger’s receipt of the foregoing severance payments and benefits is subject to the terms and conditions of the Severance Benefit Agreement, including his timely execution and non-revocation of a waiver and release of claims in favor of the Company. Pursuant to the Severance Benefit Agreement, Mr. Schlanger is also subject to certain customary non-disparagement restrictions.
The foregoing summary is qualified in its entirety by reference to the Separation Letter, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
10.1	Separation Letter between the Company and Daniel K. Schlanger, dated as of March 7, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN CORPORATION

/s/ Jon C. Biro
Jon C. Biro
Senior Vice President and Chief Financial Officer
Date: March 8, 2016

Exhibit Index

Exhibit Number	Description
10.1	Separation Letter between the Company and Daniel K. Schlanger, dated as of March 7, 2016

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